EXHIBIT 5.1


                       [Letterhead of The Otto Law Group]

                                February 17, 2004


MazzZone.com, Inc.
1770 N. Green Valley Parkway, Suite 3214
Henderson, Nevada 89014



Ladies and Gentlemen:

         In connection with the registration on Form S-8 under the Securities Act of 1933, as amended, of 60,500,000 shares of common stock (the "Shares") to be issued pursuant to Consulting Services Agreements dated February 12, 2004, by and between MaxxZone.com, Inc., a Nevada corporation, and each of Aequitas Ventures Corp., Bartholomew International Investments Ltd., Inc., Daedalus Ventures, Inc., Chris Ebersole, Dan Hollis, The Otto Law Group, PLLC, Armando Rosa, Jr., Victor Romero and Nicole Van Collier, we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion and, based thereon, we advise you that, in our opinion, when the Shares have been issued and sold pursuant to the applicable provisions of the Consulting Services Agreements, and in accordance the Form S-8, the Shares will be validly issued, fully paid and nonassessable shares of the Company's common stock.

WE HEREBY CONSENT TO THE FILING OF THIS OPINION AS AN EXHIBIT TO THE ABOVE DESCRIBED REGISTRATION STATEMENT.


                                                     Very truly yours,

                                                     THE OTTO LAW GROUP, PLLC

                                                     /s/ The Otto Law Group